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                                                                   Exhibit  15.8


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:


We are aware that our report dated October 19, 2001 on our review of interim financial information of Companhia Hispano-Brasileira de Pelotizacao-HISPANOBRAS, translated into US Dollars, as of September 30, 2001 and 2000, and for the nine-month periods then ended, prepared in conformity with generally accepted principles in the United States, is included in the Amendment no. 2 to the Registration Statement on Form F-3 filed on February 5, 2002 as amended, by Companhia Vale do Rio Doce (Registration No. 333-82136).


Yours very truly,


/s/ Arthur Andersen S/C
ARTHUR ANDERSEN S/C


Rio de Janeiro, Brazil
March 12, 2002